UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 25, 2003

Date of Report (date of earliest event reported)

Autodesk, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

On November 25, 2003, Autodesk, Inc. issued a press release announcing the preliminary estimates of the restructuring charges announced in its third quarter fiscal 2004 earnings call on November 20, 2003. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AUTODESK, INC.

By:	/S/ ALFRED J. CASTINO

Alfred J. Castino Senior Vice President and Chief Financial Officer

Date: November 25, 2003

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated as of November 25, 2003, entitled “Autodesk Announces Preliminary Estimates of Restructuring Charges”.